Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and related notes present the historical condensed combined financial information of BioTelemetry, Inc. (herein referred to as the “Company”, “we”, “our”, “us” and similar terms unless the context indicates otherwise) and Telcare, Inc. and subsidiary (“Telcare”), after giving effect to the acquisition of Telcare that was completed on December 1, 2016 (the “Acquisition”), pursuant to which, the Company acquired certain assets and assumed certain liabilities of Telcare as well as all of the outstanding stock of Telcare’s sole subsidiary, Telcare Medical Supply, Inc. (“TMS”). The Acquisition was accounted for as a business combination in accordance with the guidance contained in the Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The unaudited pro forma condensed combined financial information gives effect to the acquisition of Telcare based on the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of September 30, 2016 is presented as if the Acquisition had occurred on September 30, 2016. The unaudited condensed combined statements of operations and comprehensive income for the nine months ended September 30, 2016 and for the year ended December 31, 2015 are presented as if the Acquisition had occurred on January 1, 2015.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of the U.S. Securities and Exchange Commission’s Regulation S-X. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with the guidance for business combinations presented in ASC 805, and reflect the allocation of our preliminary purchase price to the assets acquired and liabilities assumed in the Acquisition based on their estimated fair values. The historical financial information has been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are: (i) directly attributable to the Acquisition; (ii) factually supportable; and (iii) with respect to the condensed combined statements of operations and comprehensive income, expected to have a continuing impact on our combined results of operations.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Acquisition had been affected on the dates previously set forth, nor is it indicative of the future operating results or financial position in combination. Our preliminary purchase price allocation was made using our best estimates of fair value, which are dependent upon certain valuation and other analyses that are not yet final. As a result, the unaudited pro forma purchase price adjustments related to the Acquisition are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed during the applicable measurement period under ASC 805 (up to one year from the Acquisition date). There can be no assurances that any final valuations will not result in material adjustments to our preliminary estimated purchase price allocation. Further, the unaudited pro forma condensed combined financial information does not give effect to the potential impact of anticipated synergies, operating efficiencies, cost savings or transaction and integration costs that may result from the Acquisition.

The unaudited pro forma condensed combined financial information should be read in conjunction with our historical consolidated financial statements and their accompanying notes presented in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the nine months ended September 30, 2016, as well as the historical consolidated financial statements of Telcare for the year ended December 31, 2015.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2016

(IN THOUSANDS)

	Historical Information			Pro Forma	Pro Forma
	BioTelemetry, Inc.	Telcare, Inc.	Combined	Adjustments	Combined	Notes

Assets
Current assets
Cash and cash equivalents	$32,255	3,122	35,377	(10,122)	25,255	a, b
Accounts receivable, net	15,654	—	15,654	—	15,654
Other accounts receivable, net	12,794	600	13,394	(56)	13,338	b
Inventory	3,810	1,377	5,187	—	5,187
Prepaid expenses and other current assets	3,831	110	3,941	1,050	4,991	b
Total Current Assets	68,344	5,209	73,553	(9,128)	64,425

Property and equipment, net	26,313	37	26,350	—	26,350
Intangible assets, net	31,606	—	31,606	2,800	34,406	b
Goodwill	37,251	—	37,251	3,316	40,567	a, b
Other assets	1,697	253	1,950	930	2,880	b
Total assets	$165,211	5,499	170,710	(2,082)	168,628

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$9,755	706	10,461	(209)	10,252	b
Accrued liabilities	14,958	496	15,454	(325)	15,129	b
Current portion of capital lease obligations	211	—	211	—	211
Current portion of long-term debt	12,818	2,338	15,156	(2,338)	12,818	b
Deferred revenue	4,945	138	5,083	(89)	4,994	b
Total current liabilities	42,687	3,678	46,365	(2,961)	43,404

Deferred tax liability	1,340	—	1,340	—	1,340
Long-term capital lease obligations	141	—	141	—	141
Long-term debt	24,244	—	24,244	—	24,244
Other liabilities	1,767	—	1,767	2,700	4,467	a
Total liabilities	70,179	3,678	73,857	(261)	73,596

Convertible redeemable Series B preferred stock	—	11,962	11,962	(11,962)	—	b
Convertible redeemable Series C preferred stock	—	17,962	17,962	(17,962)	—	b

Stockholders’ equity
Common stock	28	24	52	(24)	28	b
Paid-in capital	278,767	31,141	309,908	(31,141)	278,767	b
Accumulated other comprehensive loss	(10)	—	(10)	—	(10)
Accumulated deficit	(183,753)	(59,272)	(243,025)	59,272	(183,753)	b, c, d, e, f, g, h, i, j, k, l
Convertible Series A preferred stock	—	4	4	(4)	—	b
Total stockholders’ equity	95,032	(28,103)	66,929	28,103	95,032

Total liabilities and stockholders’ equity	$165,211	5,499	170,710	(2,082)	168,628

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND
COMPREHENSIVE INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Historical Information			Pro Forma	Pro Forma
	BioTelemetry, Inc.	Telcare, Inc.	Combined	Adjustments	Combined	Notes

Revenues	$154,375	3,832	158,207	(292)	157,915	c
Cost of revenues	57,961	1,442	59,403	—	59,403
Gross profit	96,414	2,390	98,804	(292)	98,512
Operating expenses
General and administrative	40,577	1,652	42,229	30	42,259	c, d, e, k
Sales and marketing	21,687	1,122	22,809	(31)	22,778	d, g
Bad debt expense	7,797	—	7,797	—	7,797
Research and development	5,888	2,647	8,535	(434)	8,101	d, e, g
Other charges	5,844	250	6,094	(217)	5,877	h
Total operating expenses	81,793	5,671	87,464	(652)	86,812

Income (loss) from operations	14,621	(3,281)	11,340	360	11,700

Interest and other (loss) income, net	(1,686)	(63)	(1,749)	66	(1,683)	j
Income (loss) before income taxes	12,935	(3,344)	9,591	426	10,017

(Provision for) benefit from income taxes	(529)	—	(529)	139	(390)	l
Net income (loss)	12,406	(3,344)	9,062	565	9,627

Other comprehensive income	2	—	2	—	2
Comprehensive income (loss)	$12,408	(3,344)	9,064	565	9,629

Net income per common share
Basic	$0.45				0.35
Diluted	$0.42				0.32

Weighted average number of common shares outstanding
Basic	27,810,763				27,810,763
Diluted	29,857,225				29,857,225

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE YEAR ENDED DECEMBER 31, 2015

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Historical Information			Pro Forma	Pro Forma
	BioTelemetry, Inc.	Telcare, Inc.	Combined	Adjustments	Combined	Notes

Revenues	$178,513	4,898	183,411	(653)	182,758	c
Cost of revenues	71,956	2,180	74,136	—	74,136
Gross profit	106,557	2,718	109,275	(653)	108,622
Operating expenses
General and administrative	47,882	3,936	51,818	(1,303)	50,515	c, d, e, f, g, k
Sales and marketing	27,936	4,207	32,143	(1,623)	30,520	d, e, g
Bad debt expense	8,047	—	8,047	—	8,047
Research and development	7,111	5,002	12,113	(1,249)	10,864	d, e, g
Other charges	6,063	740	6,803	(679)	6,124	h
Total operating expenses	97,039	13,885	110,924	(4,854)	106,070

Income (loss) from operations	9,518	(11,167)	(1,649)	4,201	2,552

Interest and other (loss) income, net	(1,622)	553	(1,069)	(551)	(1,620)	i, j
Income (loss) before income taxes	7,896	(10,614)	(2,718)	3,650	932

(Provision for) benefit from income taxes	(468)	—	(468)	411	(57)	l
Net income (loss)	7,428	(10,614)	(3,186)	4,061	875

Other comprehensive loss	(12)	—	(12)	—	(12)
Comprehensive income (loss)	$7,416	(10,614)	(3,198)	4,061	863

Net income per common share
Basic	$0.27				0.03
Diluted	$0.26				0.03

Weighted average number of common shares outstanding
Basic	27,116,300				27,116,300
Diluted	29,089,211				29,089,211

1.              Basis of Pro Forma Presentation

On December 1, 2016, through our wholly-owned subsidiary, BioTelemetry Care Management, LLC, we entered into a Share and Asset Purchase Agreement (the “Agreement”) with Telcare, pursuant to which the Company acquired the outstanding stock of Telcare’s sole subsidiary, TMS, as well as certain assets and liabilities of Telcare. The unaudited pro forma condensed combined balance sheet at September 30, 2016 combines our historical condensed consolidated balance sheet with the historical condensed consolidated balance sheet of Telcare as if the Acquisition had occurred on that date. The unaudited pro forma condensed combined statements of operations and comprehensive income for the nine months ended September 30, 2016 and for the year ended December 31, 2015 combine our historical condensed consolidated statements of operations and comprehensive income with the condensed consolidated statements of operations and comprehensive income of Telcare as if the Acquisition had occurred on January 1, 2015. The historical financial information is adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are: (i) directly attributable to the Acquisition; (ii) factually supportable; and (iii) with respect to the condensed combined statements of operations and comprehensive income, expected to have a continuing impact on our combined results.

2.              Preliminary Consideration Transferred

Pursuant to the Agreement, we paid total consideration of $7.0 million in cash at closing, with the potential for a performance-based earn out of up to $5.0 million, should Telcare’s operations meet certain financial milestones as defined in the Agreement. The fair value of the total consideration transferred in the Acquisition, including contingent consideration, is estimated at $9.7 million.

The estimated fair value of the contingent consideration is measured using unobservable inputs such as projected payment dates, probabilities of meeting specified milestones, and other such variables resulting in payment amounts which are discounted back to present value using a probability-weighted discounted cash flow model. These methods require the use of significant judgments and assumptions. As such, the estimated fair value of the contingent consideration, which is based on our preliminary assumptions, is subject to material change.

3.              Preliminary Purchase Price Allocation

Under the acquisition method of accounting outlined in ASC 805, the identifiable assets acquired and liabilities assumed in the Acquisition are recorded at their Acquisition-date fair values and are included in the Company’s consolidated financial position. Our unaudited pro forma adjustments are preliminary in nature and based on the estimates of fair value for all assets acquired and liabilities assumed to illustrate the estimated effect of the Acquisition on our condensed consolidated balance sheet at September 30, 2016. Accordingly, the unaudited pro forma purchase price allocation is subject to further adjustments as additional information becomes available and as additional analyses are performed. The primary areas that are not yet finalized relate to our estimated fair values for inventory, identifiable intangible assets, and deferred taxes. There can be no assurances that any final valuations will not result in material adjustments to our preliminary estimated purchase price allocation.

The following table summarizes the preliminary purchase price allocation for the assets acquired and liabilities assumed in connection with the Acquisition:

		Weighted
		Average Life
	Amount	(Years)
Fair value of assets acquired
Other accounts receivable	$544
Inventory	1,377
Prepaid expenses and other current assets	1,160
Property and equipment	37
Identifiable intangible assets:
Trade name	400	Indefinite
Technology	1,800	5
Customer relationships	400	5
Covenant not-to-compete	200	3
Total identifiable intangible assets	2,800
Other assets	1,183
Total assets acquired	7,101

Fair value of liabilities assumed
Accounts payable	497
Accrued liabilities	171
Deferred revenue	49
Total liabilities assumed	717
Total identifiable net assets	6,384
Fair value of consideration transferred	9,700
Goodwill	$3,316

The excess of the fair value of the total consideration transferred for the Acquisition over the net assets acquired has been recognized as goodwill, which represents the expected future benefits arising from the assembled workforce and other synergies attributable to cost savings opportunities.

Our unaudited pro forma purchase price allocation includes certain identifiable intangible assets with an estimated fair value of approximately $2.8 million. The fair value of the identifiable intangible assets acquired was estimated using a combination of asset-based and income-based valuation methodologies. The asset-based valuation methodology established a fair value estimate based on the cost of replacing the asset, less amortization from functional use and economic obsolescence, if present and measureable. The income-based valuation methodology utilizes a probability-weighted discounted cash flow technique where the expected future economic benefits of ownership of an asset are discounted back to present value. This valuation technique requires us to make certain assumptions about, including, but not limited to, future operating performance and cash flow, royalty rates, and other such variables which are discounted to present value using a discount rate that reflects the risk factors associated with future cash flow, the characteristics of the assets acquired, and the experience of the acquired business. Such estimates are subject to change, possibly materially, as additional information becomes available and as additional analyses are performed.

4.              Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined financial information are as follows:

a.)          Adjustment to reflect the fair value of the total consideration transferred for the Acquisition, inclusive of $7.0 million in cash paid at closing and contingent consideration with an estimated fair value of $2.7 million at the Acquisition date.

b.)          Adjustment to reflect our preliminary purchase price allocation, which assigns our estimates of fair value to all assets acquired and liabilities assumed. The adjustment also reflects the elimination of Telcare’s historical equity balances as the Acquisition was primarily an asset acquisition, as well as all assets and liabilities not acquired or assumed by the Company as part of the transaction. The following represents an allocation of these adjustments to Telcare’s unaudited historical condensed consolidated balance sheet as of September 30, 2016:

	(In Thousands)
		Assets
		Not Acquired	Fair Value
	Historical	Liabilities	And Other	Adjusted
	Telcare, Inc.	Not Assumed	Adjustments	Telcare, Inc.

Assets
Current assets
Cash and cash equivalents	$3,122	(3,122)		—
Other accounts receivable, net	600	(56)		544
Inventory	1,377			1,377
Prepaid expenses and other current assets	110		1,050	1,160
Total Current Assets	5,209			3,081

Property and equipment, net	37			37
Intangible assets, net	—		2,800	2,800
Goodwill	—		3,316	3,316
Other assets	253	(244)	1,174	1,183
Total assets	$5,499			10,417

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$706	(209)		497
Accrued liabilities	496	(325)		171
Current portion of long-term debt	2,338	(2,338)		—
Deferred revenue	138	(89)		49
Total current liabilities	3,678			717

Convertible redeemable Series B preferred stock	11,962	(11,962)		—
Convertible redeemable Series C preferred stock	17,962	(17,962)		—

Stockholders’ equity
Common stock	24	(24)		—
Paid-in capital	31,141		(21,441)	9,700
Accumulated deficit	(59,272)		59,272	—
Convertible Series A preferred stock	4	(4)		—
Total stockholders’ equity	(28,103)			9,700

Total liabilities and stockholders’ equity	$5,499			10,417

c.)           Adjustment to eliminate revenues recognized related to a change in the accounting for certain outstanding accounts receivable for a significant customer. In 2016, Telcare entered into a note receivable with this customer which is included as an asset with an estimated fair value of approximately $2.2 million in our preliminary purchase price allocation. The note receivable is allocated between its current and long-term portions as a component of prepaid expenses and other current assets and other assets above. The adjustment also includes the elimination of related professional fees incurred to facilitate the note receivable.

d.)          Adjustment for salaries, benefits and other employee-related expenses which are attributable to certain operations of Telcare not acquired by the Company as part of the Acquisition.

e.)           Adjustment for professional fees which are attributable to certain operations of Telcare not acquired by the Company as part of the Acquisition.

f.)            Adjustment to eliminate expenses incurred by Telcare’s board of directors.

g.)           Adjustment to eliminate rent and other facility charges for locations not acquired by the Company as part of the Acquisition.

h.)          Adjustment to eliminate severance and other charges which are attributable to certain operations of Telcare not acquired by the Company as part of the Acquisition.

i.)              Adjustment to eliminate the mark-to-market adjustment of $0.7 million for Telcare’s warrant liability resulting from their Series B preferred stock.

j.)             Adjustment to eliminate the interest expense of $0.1 million associated with Telcare’s historical debt structure for the nine months ended September 30, 2016 and for the year ended December 31, 2016. None of Telcare’s debt was assumed by the Company as a result of the Acquisition.

k.)          Adjustment to reflect amortization expense on acquired definite-lived intangible assets.

l.)              Adjustment to reflect the tax benefit of the combined results of operations and pro forma adjustments at the Company’s historical effective tax rates of 4.8% and 5.9% for the nine months ended September 30, 2016 and for the year ended December 31, 2015, respectively. The pro forma presentation utilizes the Company’s historical effective tax rates due to significant net operating loss carryforwards that can be utilized to offset future taxable income for the Company. Our current effective tax rates primarily reflect alternative minimum tax assessments as well as certain book-to-tax differences for the Company’s indefinite-lived intangible assets.

The following table summarizes the impact of these pro forma adjustments to the operating expense classifications presented in the unaudited pro forma condensed combined statements of operations and comprehensive income for the nine months ended September 30, 2016 and for the year ended December 31, 2015:

	(In Thousands)
	General And	Sales And	Research And	Other
	Administrative	Marketing	Development	Charges	Total

For the Nine Months Ended September 30, 2016
c Note receivable	$(24)				(24)
d Salaries, benefits and employee-related costs	(189)	(30)	(339)		(558)
e Professional fees	(137)		(94)		(231)
g Rent and other facility charges		(1)	(1)		(2)
h Severance and other charges				(217)	(217)
k Amortization	380				380
	$30	(31)	(434)	(217)	(652)

For the Year Ended December 31, 2015
c Note receivable	$(24)				(24)
d Salaries, benefits and employee-related costs	(1,138)	(1,446)	(1,231)		(3,815)
e Professional fees	32	(165)	(9)		(142)
f Board of directors	(440)				(440)
g Rent and other facility charges	(240)	(12)	(9)		(261)
h Severance and other charges				(679)	(679)
k Amortization	507				507
	$(1,303)	(1,623)	(1,249)	(679)	(4,854)